Exhibit 10.2

Form of Employee Stock Subscription Agreement

This Employee Stock Subscription Agreement, dated as of                 , 20    , between ServiceMaster Global Holdings, Inc., a Delaware corporation, and the employee whose name appears on the signature page hereof, is being entered into pursuant to the ServiceMaster Global Holdings, Inc. Stock Incentive Plan.  The meaning of each capitalized term may be found in Section 10.

The Company and the Employee hereby agree as follows:

Section 1.         Purchase and Sale of Common Stock.

(a)        In General.  Subject to all of the terms of this Agreement, at the Closing the Employee shall purchase, and the Company shall sell, the aggregate number of shares of Common Stock set forth on the signature page hereof (the “Shares”), at the purchase price set forth on the signature page hereof (the “Initial Purchase Price”).  Such Shares constitute “Initial Shares” (as defined in the Employment Agreement).  The terms of this Agreement shall also apply to any “Additional Shares” (as defined in the Employment Agreement, if any Additional Shares are purchased by the Employee).

(b)       Condition to Sale.  Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to sell any Common Stock to any person who is not an employee of the Company or any of its Subsidiaries at the time that such shares of Common Stock are to be sold or who is a resident of a jurisdiction in which the sale of Common Stock to him would constitute a violation of the securities, “blue sky” or other laws of such jurisdiction.

Section 2.         The Closing.

(a)        Time and Place.  The Company shall determine the time and place of the closing of the purchase and sale of the Shares (the “Closing”).

(b)       Delivery by the Employee.  At the Closing, the Employee shall deliver to the Company the aggregate Initial Purchase Price for the Shares.

(c)        Delivery by the Company.  At the Closing, the Company shall register the Shares in the name of the Employee.  If the Shares are certificated, any certificates relating to the Shares shall be held by the Secretary of the Company or his designee on behalf of the Employee.

Section 3.         Employee’s Representations and Warranties.

(a)        Access to Information, Etc.  The Employee represents, warrants and covenants as follows:

(i)        the Employee has carefully reviewed the materials furnished to the Employee in connection with the offer and sale of the Shares pursuant to this Agreement;

(ii)       the Employee has had an adequate opportunity to consider whether or not to purchase any of the shares of Common Stock offered to the Employee, and to discuss such purchase with the Employee’s legal, tax and financial advisors;

(iii)      the Employee understands the terms and conditions that apply to the Shares and the risks associated with an investment in the Shares;

(iv)      the Employee has a good understanding of the English language;

(v)       the Employee is, and will be at the Closing, an officer or employee of the Company or one of its Subsidiaries; and

(vi)      the Employee is, and will be at the Closing, a resident of the jurisdiction indicated as his or her address set forth on the signature page of this Agreement.

(b)       Ability to Bear Risk.  The Employee represents and warrants as follows:

(i)        the Employee understands that the rights of first refusal and other transfer restrictions that apply to the Shares may effectively preclude the transfer of any of the Shares prior to a Public Offering;

(ii)       the financial situation of the Employee is such that he or she can afford to bear the economic risk of holding the Shares for an indefinite period;

(iii)      the Employee can afford to suffer the complete loss of his or her investment in the Shares; and

(iv)      the Employee understands that the Company’s Financing Agreements may restrict the ability of the Company to repurchase the Shares pursuant to Section 5 and that the Company and its Subsidiaries may enter into or amend, refinance or enter into new Financing Agreements without regard to the impact on the Company’s ability to repurchase the Shares.

(c)        Voluntary Purchase.  The Employee represents and warrants that the Employee is purchasing the Shares voluntarily.

(d)       No Right to Awards.  The Employee acknowledges and agrees that the sale of the Shares and the grant of any options that are awarded to the Employee in connection with the purchase of the Shares (i) are being made on an exceptional basis and are not intended to be renewed or repeated, (ii) are entirely voluntary on the part of the Company and its Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of its Subsidiaries to offer any securities in the future.

(e)        Investment Intention.  The Employee represents and warrants that the Employee is acquiring the Shares solely for his or her own account for investment and not on behalf of any other person or with a view to, or for sale in connection with, any distribution of the Shares.

(f)        Securities Law Matters.  The Employee acknowledges and represents and warrants that the Employee understands that:

(i)        the Shares have not been registered under the Securities Act or any state or non-United States securities or “blue sky” laws;

(ii)       it is not anticipated that there will be any public market for the Shares;

(iii)      the Shares must be held indefinitely and the Employee must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under applicable securities and other laws or an exemption from registration is available;

(iv)      the Company is under no obligation to register the Shares or to make an exemption from registration available; and

(v)       a restrictive legend shall be placed on any certificates representing the Shares that makes clear that the Shares are subject to the restrictions on transferability set forth in this Agreement and a notation shall be made in the appropriate records of the Company or any transfer agent indicating that the Shares are subject to such restrictions.

(g)       Voting Proxy.  By entering into this Agreement and purchasing the Shares, the Employee hereby irrevocably grants to and appoints the CD&R Investors collectively (to act by unanimous consent) as such Employee’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Employee, to vote or act by unanimous written consent with respect to such Employee’s Shares.  The Employee hereby affirms that the irrevocable proxy set forth in this Section 3(g) will be valid until the consummation of a Public Offering and is given to secure the performance of the obligations of such Employee under this Agreement.  The Employee hereby further affirms that the proxy hereby granted shall be irrevocable and shall be deemed coupled with an interest and shall extend for the term of this Agreement, or, if earlier, until the last date permitted by law.  For the avoidance of doubt, except as expressly contemplated by this Section 3(g), the Employee has not granted a proxy to any Person to exercise the rights of such Employee under this Agreement or any other agreement relating to the Shares to which such Employee is a party.

Section 4.        Restriction on Transfer of Shares.

(a)        In General.  Prior to the first to occur of a Public Offering and the third anniversary of the Closing, the Employee shall not Transfer any of the Shares other than (i) upon the Employee’s death by will or by the laws of descent and distribution, (ii) repurchases by the Company (or an assignee thereof) or the CD&R Investors pursuant to Section 5 hereof, (iii) pursuant to Section 6 or Section 7 hereof, or (iv) with the Company’s consent.  Shares may only be Transferred in a manner that complies with all applicable securities laws and, if the Company so requests, prior to any attempted Transfer, the Employee shall provide to the Company at the Employee’s expense such information relating to the compliance of such proposed Transfer with the terms of this Agreement and applicable securities laws as the Company shall reasonably request, which may include an opinion in form and substance reasonably satisfactory to the Company of counsel regarding such securities law or other matters as the Company shall request (such counsel to be reasonably satisfactory to the Company).

(b)       No Transfer That Would Result In Registration Requirements.  Prior to a Public Offering, the Shares may not be Transferred if such Transfer would result in the Company becoming subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (or other similar provision of non-U.S. law) or would increase the risk that the Company would be subject to such reporting requirements as determined by the Company in its sole and absolute discretion.  Any purported Transfer in violation of Section 4(a) or this Section 4(b) shall be void ab initio.

Section 5.         Options Effective on Termination of Employment Prior to a Public Offering.

(a)        Rights of the Company and the Initial Investors.  If the Employee’s employment with the Company terminates for any reason prior to a Public Offering, the Company may elect to purchase all or a portion of the Shares by written notice to the Employee delivered on or before the

60th day after the Employee’s termination of employment (the “First Option Period”).  The CD&R Investors may elect to purchase all or any portion of the Shares that the Company has not elected to purchase by written notice to the Employee delivered at any time on or before the 80th day after the Employee’s termination of employment (the “Second Option Period”).

(b)       Limited Right of the Employee to Require the Company to Repurchase Shares.  If the Employee’s employment with the Company is terminated prior to a Public Offering by the Employee upon Retirement or for Good Reason, or by reason of the Disability or death of the Employee, or is terminated by the Company without Cause (including in connection with a sale by the Company of the division or Subsidiary directly employing the employee), the Employee may require the Company to purchase all (but not less than all) of the Initial Shares and the Additional Shares by written notice delivered to the Company within 30 days following the expiration of the Second Option Period.

(c)        Purchase Price.  The purchase price per Share pursuant to this Section 5 shall equal the Fair Market Value as of the later of (i) the effective date of the Employee’s termination of employment (determined without regard to any statutory or deemed or express contractual notice period) and (ii) six months and one day from the date of the Employee’s acquisition of the Shares pursuant to this Agreement (such date, the “Determination Date”), provided that if the Employee’s employment is terminated by the Company for Cause, the purchase price per Share shall equal the lesser of (i) the Fair Market Value of such Share as of the Determination Date and (ii) the price at which the Employee purchased such Share from the Company pursuant to this Agreement.

(d)       Closing of Purchase; Payment of Purchase Price.  Subject to Section 5(f), the closing of a purchase pursuant to this Section 5 shall take place at the principal office of the Company no later than the 90th day following the Determination Date (or, in the case of a purchase pursuant to Section 5(b), no later than 10 business days following the Company’s receipt of written notice from the Employee pursuant to Section 5(b)).  At the closing, (i) the Company or the CD&R Investors, as the case may be, shall, subject to Section 5(e), pay the Purchase Price to the Employee and (ii) if the Employee actually holds any certificates or other instruments representing the Shares so purchased, the Employee shall deliver to the

Company such certificates or other instruments, appropriately endorsed by the Employee or directing that the shares be so transferred to the purchaser thereof, as the Company may reasonably require.

(e)        Application of the Purchase Price to Certain Loans or Other Obligations.  The Company shall be entitled to apply any amounts otherwise payable pursuant to this Section 5 to discharge any indebtedness of the Employee to the Company or any of its Subsidiaries or indebtedness that is guaranteed by the Company or any of its Subsidiaries or to offset any such amounts against any other obligations of the Employee to the Company or any of its Subsidiaries.

(f)        Certain Restrictions on Repurchases; Delay of Repurchase.  Notwithstanding any other provision of this Agreement, the Company shall not be permitted or obligated to make any payment with respect to a repurchase of any Shares from the Employee if (i) such repurchase (or the payment of a dividend by a Subsidiary to the Company to fund such repurchase) would result in a violation of the terms or provisions of, or result in a default or an event of default under any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time (the “Financing Agreements”), (ii) such repurchase would violate any of the terms or provisions of the Certificate of Incorporation and By-laws of the Company or (iii) the Company has no funds legally available to make such payment under the General Corporation Law of the State of Delaware.  If payment with respect to a repurchase by the Company otherwise permitted or required under this Section 5 is prevented by the terms of the preceding sentence: (i) the payment of the applicable Purchase Price shall be postponed and will take place at the first opportunity thereafter when the Company has funds legally available to make such payment and when such payment will not result in any default, event of default or violation under any of the Financing Agreements or in a violation of any term or provision of the Certificate of Incorporation or By-laws, (ii) such repurchase obligation shall rank against other similar repurchase obligations with respect to Common Stock according to priority in time of the effective date of the termination of employment giving rise to such repurchase (provided that any repurchase commitment arising from Disability or death shall have priority over any other repurchase obligation) and (iii) the Purchase Price, except in the case of a termination for Cause, shall be increased by an amount equal to interest on such Purchase Price for the period during which payment is delayed at an annual rate equal to the weighted average cost of the

Company’s senior secured bank indebtedness outstanding during the delay period.

(g)       Right to Retain Shares.  If the options of the Company and the CD&R Investors to purchase the Shares pursuant to this Section 5 are not exercised with respect to all of the Shares, the Employee shall be entitled to retain the remaining Shares, although those Shares shall remain subject to all of the other provisions of this Agreement.

(h)       Notice of Termination; Etc.  Prior to a Public Offering, the Company shall give prompt written notice to the CD&R Investors of any termination of the Employee’s employment with the Company and of the Company decision whether or not to purchase Shares pursuant to Section 5(a).

(i)         Public Offering.  The provisions of this Section 5 shall terminate upon a Public Offering, provided that such termination shall not affect the Company’s repurchase right following a termination for Cause that was effective (or deemed to be effective) prior to such Public Offering or any payment obligation postponed pursuant to Section 5(f).

(j)         Allocation of Purchase Rights.  The Employee acknowledges and agrees that the CD&R Investors may allocate and assign their purchase rights under this Section 5, as among themselves and the other Investors, in such manner as they, in their sole discretion, may agree from time to time.

Section 6.         “Tag-Along” Rights.

(a)        Sale Notice.  At least 30 days before any of the Investors (whether acting alone or jointly with one or more of the other Investors) consummates a sale of more than 50.01% of the Common Stock collectively owned by the Investors as of the Effective Date to a Third-Party Buyer, the Company will deliver a written notice (the “Sale Notice”) to the Employee.  The Sale Notice will disclose the material terms and conditions of the proposed sale or transfer, including the number of shares of Common Stock that the prospective transferee is willing to purchase, the proposed purchase price per share and the intended consummation date of such sale.

(b)       Right to Participate.  The Employee may elect to participate in the sale or other transfer described in the Sale Notice by giving written notice to the applicable Investors and the Company within 15 days after the Company has given the related Sale Notice to the Employee.  If the Employee elects to participate, the Employee will be entitled to sell in the contemplated transaction, at the same price and on the same terms and conditions as set forth in the Sale Notice, an amount of Shares equal to the product of (i) the quotient determined by dividing (A) the percentage of the Company’s then outstanding Common Stock represented by the Shares then held by the Employee by (B) the aggregate percentage of the Company’s then outstanding Common Stock represented by the Common Stock then held by the Investor(s) participating in the sale or other transfer described in the Sale Notice and all holders of Common Stock electing to participate in such sale and (ii) the number of Common Stock the prospective transferee has agreed to purchase in the contemplated transaction.

(c)        Certain Matters Relating to the Investors.  The Company will use its commercially reasonable best efforts to cause the Investors to conduct any sale that is within the scope of this Section 6 in a manner consistent with this Section 6.  If the Company is not able to do so or fails to give the Sale Notice to the Employee as prescribed in Section 6(a), the Employee’s sole remedy shall be against the Company.

(d)       Expiration Upon a Public Offering.  The provisions of this Section 6 shall terminate upon the consummation of a Public Offering.

Section 7.         “Drag-Along” Rights.

(a)        Drag-Along Notice.  If any of the Investors (whether acting alone or jointly with one or more of the other Investors) intends to sell or otherwise Transfer, or enter into an agreement to sell or otherwise Transfer, for cash or other consideration, more than 50.01% of the Common Stock collectively owned by the Investors as of the Effective Date to a Third-Party Buyer and the applicable Investor(s) elects to exercise its rights under this Section 7, the Company shall deliver written notice (a “Drag-Along Notice”) to the Employee, which notice shall state (i) that the Investor(s) wishes to exercise its rights under this Section 7 with respect to such sale, (ii) the name and address of the Third-Party Buyer, (iii) the per share amount and form of consideration the applicable Investor(s) proposes to receive for its Common Stock, (iv) the material terms and conditions of payment of such consideration and all other material terms and conditions of such sale, and (v) the anticipated time and place of the closing of the purchase and sale (a “Drag-Along Closing”).

(b)       Conditions to Drag-Along.  Upon delivery of a Drag-Along Notice, the Employee shall have the obligation to sell and transfer to the Third-Party Buyer at the Drag-Along Closing the percentage of the Employee’s Shares equal to the percentage of the Common Stock owned by the Investor(s) that are to be sold to the Third-Party Buyer (the “Applicable Percentage”) on the same terms as the applicable Investor(s), but only if such Investor(s) sells and transfers the Applicable Percentage of the Investor’s (Investors’) Common Stock to the Third-Party Buyer at the Drag-Along Closing.

(c)        Power of Attorney, Custodian, Etc.  By entering into this Agreement and purchasing the Shares, the Employee hereby appoints the applicable Investor(s) and any Affiliates of such Investor(s) so designated by the Investor(s) the Employee’s true and lawful attorney-in-fact and custodian, with full power of substitution (the “Custodian”), and authorizes the Custodian to take such actions as the Custodian may deem necessary or appropriate to effect the sale and transfer of the Applicable Percentage of the Employee’s Shares to the Third-Party Buyer, upon receipt of the purchase price therefor at the Drag-Along Closing, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature, and to take such other action as may be necessary or appropriate in connection with such sale or transfer, including consenting to any amendments, waivers, modifications or supplements to the terms of the sale (provided that the applicable Investor also so consents, and, to the extent applicable, sells and transfers the Applicable Percentage of its Common Stock on the same terms as so amended, waived, modified or supplemented) and instructs the Secretary of the Company (or other person holding any certificates for the Shares) to deliver to the Custodian certificates representing the Applicable Percentage of the Employee’s Shares, together with all necessary duly-executed stock powers.  If so requested by the applicable Investor(s) or the Company, the Employee will confirm the preceding sentence in writing in form and substance reasonably satisfactory to such Investor promptly upon receipt of a Drag-Along Notice (and in any event no later than 10 days after receipt of the Drag-Along Notice).  Promptly after the Drag-Along Closing, the Custodian shall give notice thereof to the Employee and shall remit to the Employee the net proceeds of such sale (reduced by any amount required to be held in escrow pursuant to the terms of the purchase and sale agreement and any other expenses).

(d)       The Investors are Third-Party Beneficiaries; Remedies.  The Employee acknowledges and agrees that any of the Investors that takes action pursuant to this Section 7 is an intended third-party beneficiary of this Section 7, as if such Investor were a party to this Agreement directly.  Following a breach or a threatened breach by the Employee of the provisions of this Section 7, the applicable Investor may obtain an injunction granting it specific performance of the Employee’s obligations under this Section 7.  Whether or not the applicable Investor obtains such an injunction, and whether or not the transaction with respect to which the Drag-Along Notice relates is consummated, following such a breach or threatened breach by the Employee the Company shall have the option to purchase any or all of the Employee’s Shares at a purchase price per Share equal to the lesser of the price at which the Employee purchased such Shares from the Company or the per share consideration payable pursuant to the Drag-Along Offer.  The preceding sentence shall not limit the Company’s or the Investors’ rights to recover damages (or the amount thereof) from the Employee.

(e)        Expiration on a Public Market.  The provisions of this Section 7 shall terminate and cease to have further effect upon the establishment of the Public Market, provided that such termination shall not affect any right to receive or seek damages or purchase Shares pursuant to Section 7(d).

Section 8.         Rights of First Refusal.

(a)        Notice.  At any time prior to a Public Offering, in addition to the Transfer restrictions set forth in Section 4 and except as otherwise expressly provided in this Agreement, the Employee may not Transfer any Shares other than pursuant to a Qualified Offer and if the Employee desires to accept a Qualified Offer, the Employee shall first give at least 60 days’ prior written notice to the Company and the CD&R Investors:

(i)        designating the number of Shares proposed to be Transferred (the “Offered Shares”);

(ii)       naming the prospective acquiror of such Shares; and

(iii)      specifying the price at (the “Offer Price”) and terms upon which (the “Offer Terms”) the Employee desires to Transfer such Shares.

(b)       Right of the Company. During the 30-day period following the Company’s receipt of the Employee’s notice pursuant to Section 8(a) (the “First Refusal Period”), the Company shall have the right to purchase from the Employee all or any portion of the Offered Shares, at the Offer Price and on the Offer Terms, and any such purchase shall be settled at the time and in the manner specified in Section 8(d) hereof.  The Company shall use its reasonable efforts to act as promptly as practicable following receipt of the notice from the Employee to determine whether it shall elect to exercise such right.

(c)        Right of the CD&R Investors.  If the Company determines within the First Refusal Period that it does not wish to exercise its right to purchase all of the Offered Shares, the CD&R Investors shall have the right to purchase all or any portion remaining of the Offered Shares specified in such notice, at the Offer Price and on the Offer Terms, and any such purchase shall be settled at the time and in the manner specified in Section 8(d) hereof.  The CD&R Investors must determine whether to exercise such right during the period beginning on the earlier of (x) the end of the First Refusal Period and (y) the date of receipt by the CD&R Investors of written notice that the Company has elected not to exercise its rights under Section 8(b) and ending 60 days after the CD&R Investors’ receipt of the Employee’s notice pursuant to Section 8(a) (the “Second Refusal Period”).

(d)       Manner of Exercise.  The rights provided hereunder shall be exercised by written notice to the Employee given at any time during the applicable period.  If such right is exercised, the Employee may not sell pursuant to the Qualified Offer any of the Shares that the Company or the CD&R Investors have elected to purchase and the Company or the CD&R Investors, as the case may be, shall deliver to the Employee cash, check or other readily-available funds for the Offer Price, against delivery of certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Employee, and free and clear of all security interests, liens, claims, encumbrances, charges, etc.  Notwithstanding the foregoing, neither the Company nor the CD&R Investors, as the case may be, shall deliver any cash, check or other readily-available funds for the Offer Price to the Employee prior to the date which is six months and one day from the date of the Employee’s acquisition of the Shares pursuant to this Agreement.

(e)        Additional Requirements for Sale.  Subject to Section 4, if neither the Company nor the CD&R Investors shall have exercised its rights under this Section 8, then the Employee may Transfer the Offered Shares to (but only to) the intended purchaser named in his notice to the Company and the CD&R Investors at the Offer Price and on the Offer Terms; provided that:

(i)        such Transfer must be consummated within 30 days following the expiration of the Second Refusal Period; and

(ii)       the intended purchaser must first agree in writing in form and substance satisfactory to the Company to make and be bound by the representations and warranties set forth in Section 3(b), Section 3(e) and Section 3(f) and to agree to and be bound by the covenants and other restrictions set forth in this Agreement (including, but not limited to, Section 3(g), Section 4, Section 6, Section 7, Section 8, Section 9 and Section 11) and such other covenants or restrictions as the Company shall reasonably request (it being understood that the Employee and any intended purchaser therefrom shall not have any of the benefits provided for in Section 5).

Any purported Transfer in violation of this Section 8 shall be void ab initio.

(f)        Allocation by CD&R Investors.  The Employee acknowledges and agrees that the CD&R Investors may allocate and assign their rights to purchase any or all of the Offered Shares within the Second Refusal Period, as among themselves and the other Investors, in such manner as they, in their sole discretion, may agree from time to time.

Section 9.         Holdback Agreements.  If the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Employee shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Common Stock, other than as part of such underwritten public offering, during the 20 days prior to and the 180 days after the effective date of such registration statement (or such other period as may be generally applicable to or agreed by the Company’s senior-most executives).  If the Company files a prospectus in connection with a takedown from a shelf registration statement, the Employee shall not effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any Common Stock, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission (or such other period as may be generally applicable to or agreed by the Company’s senior-most executives).

Section 10.       Certain Definitions.

(a)        Capitalized terms not otherwise defined in this Agreement have the meanings given to them in the ServiceMaster Global Holdings, Inc. Stock Incentive Plan.

(b)       As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Shares” has the meaning given in Section 1(a).

“Agreement” means this Employee Stock Subscription Agreement, as amended from time to time in accordance with the terms hereof.

“Applicable Percentage” has the meaning given in Section 7(b).

“Closing” has the meaning given in Section 2(a).

“Custodian” has the meaning given in Section 7(c).

“Determination Date” has the meaning given in Section 5(c).

“Drag-Along Closing” has the meaning given in Section 7(a).

“Drag-Along Notice” has the meaning given in Section 7(a).

“Employee” means the purchaser of the Shares whose name is set forth on the signature page of this Agreement; provided that following such person’s death, the “Employee” shall be deemed to include such person’s beneficiary or estate and following such person’s Disability, the “Employee” shall be deemed to include any legal representative of such person.

“Employment Agreement” means that certain Employment Agreement, dated as of [•], 20[•], by and between the Company and the Employee.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor statute, and the rules and regulations thereunder.

“Financing Agreements” has the meaning given in Section 5(f).

“First Option Period” has the meaning given in Section 5(a).

“First Refusal Period” has the meaning given in Section 8(b).

“Initial Purchase Price” has the meaning given in Section 1(a).

“Initial Shares” has the meaning given in Section 1(a).

“Offer Price” has the meaning given in Section 8(a).

“Offer Terms” has the meaning given in Section 8(a).

“Offered Shares” has the meaning given in Section 8(a).

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Public Market” shall be deemed to have been established at such time as 30% of the Common Stock (on a fully diluted basis) has been sold to the public pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 or pursuant to a public offering outside the United States.

“Purchase Price” means the purchase price per Share determined in accordance with Section 5(c).

“Qualified Offer” means an offer to purchase Shares from a single purchaser and which must be in writing and for cash or other immediately-available funds, be irrevocable by its terms for at least 60 days and be a bona fide offer as determined in good faith by the Board or the Compensation Committee thereof.

“Retirement” means the Employee’s retirement from active service on or after the Employee reaches normal retirement age.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision thereto).

“Sale Notice” has the meaning given in Section 6(a).

“Second Option Period” has the meaning given in Section 5(a).

“Second Refusal Period” has the meaning given in Section 8(c).

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor statute, and the rules and regulations thereunder.

“Shares” has the meaning given in Section 1(a), and for purposes of Section 3(g), Section 4, Section 5, Section 6, Section 7, Section 8, and Section 9 it also includes Common Stock delivered as dividends in respect of the Shares and the Additional Shares.

“Stock Incentive Plan” means the ServiceMaster Global Holdings, Inc. Stock Incentive Plan adopted by the Board, as amended from time to time.

“Third-Party Buyer” means any Person other than (i) the Company or any of its Subsidiaries, (ii) any employee benefit plan of the Company or any of its Subsidiaries, (iii) the Investors or (iv) any Affiliates of any of the foregoing.

“Transfer” means any sale, assignment, transfer, pledge, encumbrance, or other direct or indirect disposition (including a hedge or other derivative transaction).

Section 11.       Miscellaneous.

(a)        Authorization to Share Personal Data.  The Employee authorizes any Affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(b)       Unforeseen Personal Hardship.  If the Employee, prior to a Public Offering and still in the employment of the Company, experiences financial hardship arising from (i) extraordinary medical expenses or other expenses directly related to illness or disability of the Employee, a member of the Employee’s immediate family or one of the Employee’s parents or (ii) payments necessary or required to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence, the Board will carefully consider any request by the Employee that the Company repurchase the Employee’s Shares at the Initial Purchase Price, but the Company shall have no obligation to do so.

(c)        Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, any of the Investors or the Employee, as the case may be, at the following addresses or to such other address as the Company, the Investors or the Employee, as the case may be, shall specify by notice to the others:

(i)        if to the Company, to it at:

ServiceMaster Global Holdings, Inc.
c/o The ServiceMaster Company

860 Ridge Lake Boulevard
Memphis, Tennessee 38120

Attention: General Counsel

Fax: (901) 597-8025

with copies (which shall not constitute notice) to the Persons listed in clause (iv) below);

(ii)       if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee;

(iii)      if to any Investor, to the Persons listed in clause (iv) below;

(iv)      copies of any notice or other communication given under this Agreement shall also be given to:

Clayton, Dubilier & Rice, LLC
375 Park Avenue, 18th Floor
New York, New York 10152
Attention:  David Wasserman
Fax: (212) 893-7061

and

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

Attention:  John M. Allen
Fax:  (212) 909-6836

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(d)       Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Except as otherwise provided herein with respect to the Investors, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(e)        Waiver; Amendment.

(i)        Waiver.  Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement, and (C) waive or modify performance of any of the obligations of the other parties under this Agreement; provided that any waiver of the provisions of Section 4 through and including Section 9 or this Section 11(e) must be consented to in writing by the CD&R Investors.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, but not limited to, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(ii)       Amendment.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the Employee and the Company; provided that the provisions of Section 4 through Section 9 and this Section 11 may be amended by the Company with the vote of a majority (by number of shares of Common Stock) of the Employees who hold Common Stock purchased pursuant to a stock subscription agreement having comparable provisions; provided, further, that any amendment adversely affecting the rights of the CD&R Investors hereunder must be consented to by the CD&R Investors.

(f)        Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other parties, provided that the CD&R Investors may assign from time to time all or any portion of their respective rights under this Agreement, to one or more persons or other entities designated by each of them.

(g)       Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(h)       Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 11(h).

(i)         Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(j)         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:
Name:
Title:

THE EMPLOYEE:

Harry J. Mullany III

Address of the Employee:

Total Number of Shares of Common Stock to be Purchased:	[•]

Per Share Price:	$[•]

Total Purchase Price:	$[•]